Exhibit 10.3

ACQUISITION OPTION AGREEMENT

          THIS AGREEMENT is entered into as of September 6, 2011 (the “Effective Date”), among Medtronic VidaMed, Inc., a Delaware corporation (“VidaMed”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Urologix, Inc., a Minnesota corporation (“Urologix”). VidaMed, Urologix and Medtronic may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

          A.          The Parties are entering into a License Agreement of even date herewith (the “License Agreement”) and certain Sublicense Agreements of even date herewith (the “Sublicense Agreements”) under which Medtronic, on behalf of itself and its Affiliates, including VidaMed, is granting to Urologix licenses and sublicenses to certain intellectual property rights to manufacture, market and distribute the Products in the Field of Use pursuant to the terms and conditions of the License Agreement and Sublicense Agreements, as applicable;

          B.          As one of the conditions to the License Agreement, (i) Medtronic is granting to Urologix the option to purchase the Transferred Prostiva Assets and to retain the Field License and the Thermal Scalpel Sublicense, upon the terms and subject to the conditions set forth in this Agreement; and (ii) Urologix is granting Medtronic the option to require Urologix to purchase the Transferred Prostiva Assets, upon the terms and subject to the conditions set forth or incorporated in this Agreement; and

          C.          To facilitate the transition of the Prostiva Business to Urologix, the parties are simultaneously entering into a Transition Services and Supply Agreement, and an Asset Purchase Agreement, subject to the terms and conditions set forth therein.

AGREEMENTS:

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby mutually acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

          1.1.     Specific Definitions. Terms used herein and not otherwise defined have the meaning given such term in the License Agreement. As used herein, the following definitions shall have the meanings set forth or as referenced below.

“Acquisition Closing” has the meaning given in Section 4.1 hereof.

“Acquisition Closing Date” has the meaning given in Section 4.1 hereof.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement between Medtronic, VidaMed and Urologix dated as of the date hereof.

“Call Option” has the meaning given in Section 2.1 hereof.

“Call Option Term” means the period (A) beginning on the Effective Date, and (B) ending on the date the License Agreement expires or terminates, or, if earlier, the date the Medtronic Exercise Notice is received by Urologix, provided Urologix accepts the Put Price set forth therein and the Acquisition Closing in respect to the Put Option occurs as provided herein.

“Call Price” means the sum of (A) Ten Million Dollars ($10,000,000), minus (B) the aggregate of (i) the portion of the License Fee paid by Urologix under the License Agreement prior to the Acquisition Closing Date (including any credits against the License Fee as specifically provided for in Section 3.2(a)(i) of the Transition Services and Supply Agreement), minus (ii) all Earned Royalties and Shortfall Payments made by Urologix under the License Agreement prior to the Acquisition Closing Date, and minus (iii) the Purchase Price paid under the Asset Purchase Agreement prior to the Acquisition Closing Date.

“Common Stock” means shares of the voting common stock, par value $ .01 per share of VidaMed.

“Convertible Securities” means any indebtedness or other securities of VidaMed that are convertible into or exchangeable for, directly or indirectly, Common Stock, Preferred Stock or other equity of VidaMed.

“Field License” has the meaning set forth in Section 2.1(b) hereof.

“License Agreement” has the meaning given to it in the Recitals of this Agreement.

“Non-Field Retained License” has the meaning set forth in Section 2.1(a) hereof.

“Options” means options, warrants or other rights to acquire, directly or indirectly, Common Stock, Preferred Stock or Convertible Securities.

“Preferred Stock” means shares of preferred stock in VidaMed.

“Put Option” has the meaning given in Section 3.1 hereof.

“Put Option Term” means the period (A) beginning on the Effective Date, and (B) ending on the date the License Agreement expires or terminates, or, if earlier, the date the Urologix Exercise Notice is received by Medtronic, provided the Acquisition Closing in respect to the Call Option occurs as provided herein.

“Put Price” means the price set forth in the Medtronic Exercise Notice, provided such price is accepted by Urologix in its sole discretion as provided in Section 3.2.

“Thermal Scalpel Sublicense” means that certain Sublicense Agreement Regarding Thermal Scalpel between Medtronic (as sublicensor) and Urologix (as sublicensee) as of the date hereof.

“Transferred Prostiva Assets” means (i) all of the VidaMed Common Stock outstanding at the Acquisition Closing; (ii) the Patents, Trademarks, and the Other Intellectual Property.

“Transition Services and Supply Agreement” means that certain Transition Services and Supply Agreement between Medtronic and Urologix dated as of the date hereof.

“VidaMed Securities” means Common Stock, Preferred Stock, Convertible Securities and/or Options.

          1.2.     Definitional Provisions.

          (a)          The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

          (c)          References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits attached to or referenced in this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

(d) The term “person” includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (e)          The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(f) All references to time shall refer to Minneapolis, Minnesota time.

ARTICLE 2
CALL OPTION

          2.1.     Call Option. Subject to the terms and conditions of this Agreement, Medtronic hereby grants to Urologix the irrevocable option (the “Call Option”) to acquire from Medtronic and VidaMed, during the Call Option Term, in the manner described herein, the Transferred Prostiva Assets. On the Acquisition Closing:

          (a)          Medtronic and VidaMed shall (i) sell, transfer, assign, convey and deliver to Urologix all right, title and interest in and to VidaMed Common Stock, and (ii) sell, transfer, assign, convey and deliver to Urologix all of Medtronic and VidaMed’s respective right, title and interest in and to the other Transferred Prostiva Assets.

          (b)          Urologix shall grant to Medtronic an exclusive, royalty-free, irrevocable, transferable, sublicensable, worldwide license to exploit the Patents included in the Transferred Prostiva Assets outside the Field of Use, in the form attached hereto as Exhibit A (the “Non-Field Retained License”).

          (c)          The license granted by Medtronic to Urologix under Section 2.1.1(b) of the License Agreement and the rights granted by Medtronic to Urologix under Section 2.1.1 (c) of the License Agreement with respect to Other Medtronic Business Intellectual Property will become perpetual and irrevocable (the “Field License”).

(d) The Thermal Scalpel Sublicense will continue subject to the terms and conditions thereof.

The Acquisition Closing shall occur as a single event and shall result in the purchase by Urologix of the Transferred Prostiva Assets, the grant of the Non-Field Retained License to Medtronic, and the retention of the Field License by Urologix.

          2.2.     Manner of Exercise. To exercise timely the Call Option, Urologix shall, at or prior to the expiration of the Call Option Term, give written notice (the “Urologix Exercise Notice”) to Medtronic indicating Urologix’s election to exercise the Call Option and the Acquisition Closing shall, subject to the terms and conditions hereof, take place as provided in Article 4 hereof.

          2.3.     Payment of Acquisition Purchase Price. Subject to the terms and conditions hereof, Urologix shall, if it exercises the Call Option, pay the Call Price, at the time and in the manner described in Section 4.2.

ARTICLE 3
MEDTRONIC PUT OPTION

          3.1.     Put Option. Subject to the terms and conditions of this Agreement, Urologix hereby grants to Medtronic the irrevocable option (the “Put Option”) to require Urologix to purchase from Medtronic, during the Put Option Term (as defined herein), in the manner described herein, the Transferred Prostiva Assets, subject to the grant of the Non-Field Retained License to Medtronic. The Acquisition Closing shall occur as a single event and shall result in the purchase by Urologix of the Transferred Prostiva Assets, the grant of the Non-Field Retained License to Medtronic from Urologix as described in Section 2.1(a) hereof, the retention by Urologix of the Field License as described in Section 2.1(b) hereof, and the continuation of the Thermal Scalpel Sublicense as described in Section 2.1(c) hereof.

          3.2.     Manner of Exercise. To exercise timely the Put Option, Medtronic shall, at or prior to the expiration of the Put Option Term, give written notice (the “Medtronic Exercise Notice”) to Urologix indicating Medtronic’s election to exercise the Put Option, setting forth Medtronic’s proposed Put Price. Within 20 business days after receipt by Urologix of the Medtronic Exercise Notice, Urologix shall, by written notice to Medtronic either accept or reject the Put Price in its sole discretion. If Urologix accepts the Put Price, the Acquisition Closing shall, subject to the terms and conditions hereof, take place as provided in Article 4 hereof. If Urologix rejects the Put Price, the Put Option shall remain exercisable by Medtronic, subject to the terms and conditions of this Agreement, for the remainder of the Put Option Term.

ARTICLE 4
ACQUISITION CLOSING

          4.1.     Acquisition Closing. Subject to the terms and conditions hereof, the closing of the Call Option or the Put Option, as the case may be, and the consummation of the related transactions hereunder, pursuant to the exercise of the Call Option or Put Option, respectively (the “Acquisition Closing”), shall be held during normal business hours, at the offices of Urologix, on the latest to occur of: (i) the tenth business day after the expiration of the period in which Urologix had the right to rescind the Urologix Exercise Notice, in respect to the Call Option; (ii) the tenth business day after receipt by Medtronic of Urologix’s notice accepting the Put Price, in respect to the Put Option; and (iii) at such other time, date or place upon which Medtronic and Urologix shall agree. The time and date of the Acquisition Closing is referred to as the “Acquisition Closing Date.”

          4.2.     Acquisition Closing Deliveries. Subject to the terms and conditions hereof, at the Acquisition Closing, VidaMed and Medtronic will cause to be delivered to Urologix: (a) certificates representing the VidaMed Securities purchased by Urologix duly endorsed in negotiable form acceptable to Urologix and its counsel, and (b) duly executed copies of such assignments in the forms attached hereto as Exhibit B required to be delivered to Urologix at or prior to the Acquisition Closing pursuant to Article 7 hereof or as Urologix may otherwise reasonably request in connection herewith. Subject to the terms and conditions hereof, at the Acquisition Closing, Urologix shall deliver to Medtronic: (a) a wire transfer in the amount of the Call Price or Put Price, as applicable, as directed by Medtronic, (b) a duly executed copy of the Non-Field Retained License substantially in the form attached hereto as Exhibit A, and (c) any other documents required to be delivered at or prior to the Acquisition Closing provided in this Agreement or as Medtronic may reasonably request, which shall include without limitation, appropriate representations of an investor purchasing stock under applicable law.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
VIDAMED AND MEDTRONIC

          5.1.     Signing Representations and Warranties. As an inducement to Urologix to proceed with the License Agreement, to execute and deliver this Agreement and the Related Agreements, and to consummate the transactions provided for therein and herein, VidaMed and Medtronic, jointly and severally, represent and warrant to Urologix that the following representations and warranties are true and correct as of the Effective Date (the “Signing Representations and Warranties”):

          (a)          Each of Medtronic and VidaMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and the State of Delaware, respectively, and has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform all of its obligations hereunder, including without limitation, the requisite corporate power and authority to transfer the Transferred Prostiva Assets at the Acquisition Closing without requiring the consent or approval of any other person;

          (b)          Medtronic owns the VidaMed Securities, free and clear of all liens and encumbrances, and the VidaMed Common Stock constitutes the only VidaMed Securities issued and outstanding as of the Effective Date; and

          (c)          Medtronic and VidaMed are the owners of the Transferred Prostiva Assets (other than the VidaMed Securities) and the Other Medtronic Business Intellectual Property listed in Section 4 of Exhibit G of the License Agreement in the Field of Use, free and clear of liens and third party rights except as set forth on Exhibit A of the License Agreement, and the owners of the Other Medtronic Business Intellectual Property listed in Section 5 of Exhibit G in the Field of Use, free and clear of liens and third party rights created by Medtronic.

          5.2.     Closing Representations and Warranties. VidaMed and Medtronic, jointly and severally, represent and warrant to Urologix that the following representations and warranties shall be true and correct as of the Acquisition Closing (the “Closing Representations and Warranties”):

          (a)          Each of Medtronic and VidaMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and the State of Delaware, respectively, and has all requisite corporate power and authority to perform all of its obligations hereunder, including without limitation, the requisite corporate power and authority to transfer the Transferred Prostiva Assets without requiring the consent or approval of any other person;

          (b)          Medtronic owns the VidaMed Securities, free and clear of all liens and encumbrances (other than any liens or encumbrances granted or created by Urologix after the Effective Date), and the VidaMed Common Stock constitutes the only VidaMed Securities issued and outstanding as of the Acquisition Closing;

          (c)          Medtronic and VidaMed are the owners of the Transferred Prostiva Assets (other than the VidaMed Securities) and the Other Medtronic Business Intellectual Property listed in Section 4 of Exhibit G of the License Agreement in the Field of Use, free and clear of liens and third party rights except as set forth on Exhibit A of the License Agreement, and the owners of the Medtronic Business Intellectual Property listed in Section 5 of Exhibit G of the License Agreement in the Field of Use, free and clear of liens and third party rights granted or created by Medtronic (in each case other than any liens or third party rights granted or created by Urologix after the Effective Date);

          (d)          The performance of Medtronic’s and VidaMed’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Medtronic or VidaMed to any third party named in Exhibit A or Exhibit D to the License Agreement, or any other contractual obligation to a third party that would materially adversely impact Urologix’s operation of the Prostiva Business as it was conducted by Medtronic as of the Effective Date (other than a contractual obligation to a third party created by Urologix after the Effective Date);

          (e)          VidaMed has no liabilities, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, whether due or to become due and regardless of when asserted, except for (i) those obligations accruing from and after the Acquisition Closing Date under the Licensed-In Agreements referenced in items 1, 2 and 3 of Exhibit D to the License Agreement, other than liabilities for breach by Urologix prior to the Acquisition Closing Date, (ii) those obligations accruing from and after the Acquisition Closing Date under any agreements identified during the term of the Transition Services and Supply Agreement as mutually agreed by the Parties, (iii) any liabilities or obligations incurred or created by Urologix after the Effective Date, (iv) obligations and liabilities under the Transaction Documents, and (v) any rights granted in accordance with the terms of Section 9.1 of this Agreement.

          (f)          To Medtronic’s or VidaMed’s knowledge, there is no pending, threatened, claim, action, suit, or proceeding alleging infringement with respect to the Transferred Prostiva Assets in the Field of Use, other than any claims or actions commenced by Urologix or by Medtronic pursuant to Section 7.2.2(b) of the License Agreement, if any, and other than claims arising after the Effective Date based on Urologix use of the Transferred Prostiva Assets; and

(g) Neither Medtronic nor VidaMed is in material breach of any of the terms of the Licensed-In Agreements and to the knowledge of Medtronic, such Licensed-In Agreements are in full force and effect.

          5.3.     DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 5 AND ANY EXPRESS WARRANTIES SET FORTH IN ANY RELATED AGREEMENT AS OF THE EFFECTIVE DATE, MEDTRONIC AND VIDAMED DO NOT MAKE ANY REPRESENTATION OR GRANT ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND MEDTRONIC AND VIDAMED SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS, TRADEMARKS, OTHER INTELLECTUAL PROPERTY RIGHTS OR LICENSED-IN INTELLECTUAL PROPERTY RIGHTS, THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, THE SCOPE OF THE PATENTS, TRADEMARKS, OTHER INTELLECTUAL PROPERTY RIGHTS OR LICENSED-IN INTELLECTUAL PROPERTY RIGHTS, OR THAT THE PATENTS, TRADEMARKS, OTHER INTELLECTUAL PROPERTY RIGHTS OR LICENSED-IN INTELLECTUAL PROPERTY RIGHTS MAY BE EXPLOITED WITHOUT INFRINGING THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF UROLOGIX

          As an inducement to VidaMed and Medtronic to proceed with the License Agreement and to enter into and perform this Agreement, Urologix hereby makes to Medtronic and VidaMed the representations and warranties of Urologix set forth in the License Agreement and such representations and warranties are hereby incorporated by reference and are deemed contained in this Agreement. In addition, Urologix hereby represents and warrants that (a) no person or entity will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement, and (b) it has all requisite corporate power and authority to perform all of its obligations hereunder, including without limitation, the requisite corporate power and authority to pay the Put Price or the Call Price, as applicable, at the Acquisition Closing, without requiring the consent or approval of any other person. All such representations and warranties shall be true and correct as of the date hereof and shall be true and correct as of the Acquisition Closing.

ARTICLE 7
CONDITIONS TO UROLOGIX’S OBLIGATIONS

          Subject to Urologix’s right to rescind the Urologix Exercise Notice as provided herein in respect to the Call Option, Urologix’s obligation to consummate the Acquisition Closing shall, at the option of Urologix, be subject to the fulfillment of the following conditions, any of which may be expressly waived in writing by Urologix.

          7.1.     Representations and Warranties. The Closing Representations and Warranties set forth in Section 5.2 hereof shall be true and correct on and as of the Acquisition Closing with the same effect as though such representations and warranties had been made on and as of such date. An officer of Medtronic shall have certified to Urologix in writing to such effect.

          7.2.     Compliance with Covenants and Agreements. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Medtronic and VidaMed on or before the Acquisition Closing shall have been performed or complied with in all material respects at or prior to the Acquisition Closing.

          7.3.     Litigation Affecting Closing. At the Acquisition Closing Date, no suit, action or other proceeding shall be pending or threatened by any person or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Call Option or the Put Option, as the case may be, or the consummation of the transactions contemplated hereby.

          7.4.     Legislation. At the Acquisition Closing Date, no statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement illegal.

          7.5.     Resignations. Resignations, effective as of the Acquisition Closing, of VidaMed’s officers and directors shall be delivered to Urologix at the Acquisition Closing.

          7.6.     Other Closing Documents. The documents, instruments, and deliveries by VidaMed and/or Medtronic referred to in Section 4.2 hereof shall have been delivered to Urologix.

ARTICLE 8
CONDITIONS TO MEDTRONIC’S OBLIGATIONS

          Medtronic’s and VidaMed’s obligation to consummate the Acquisition Closing are, at the option of Medtronic and VidaMed, subject to fulfillment of the following conditions, any of which may be expressly waived in writing by Medtronic and VidaMed.

          8.1.     Representations and Warranties. The representations and warranties contained in Article 6 shall be true and correct on and as of the Acquisition Closing with the same effect as though such representations and warranties had been made on and as of such date, and an officer of Urologix shall have certified to Medtronic in writing to such effect.

          8.2.     Covenants and Agreements. All covenants, agreements and conditions contained or incorporated in this Agreement to be performed or complied with by Urologix on or before the Acquisition Closing shall have been performed or complied with in all material respects at or prior to the Acquisition Closing.

          8.3.     Litigation Affecting Closing. At the Acquisition Closing Date, no suit, action or other proceeding shall be pending or threatened by any person or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Call Option or the Put Option, as the case may be, this Agreement or the consummation of the transactions contemplated hereby.

          8.4.     Legislation. At the Acquisition Closing Date, no statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court that would make the transactions contemplated by this Agreement illegal.

          8.5.     Acquisition Purchase Price. Urologix shall deliver the Call Price or Put Price, as applicable, in the manner described in Section 4.2 and satisfy the other conditions specified in Section 4.2.

          8.6.     Other Closing Documents. The Non-Field Retained License and the other documents, instruments, and deliveries by Urologix referred to in Section 4.2 hereof shall have been executed and delivered to Medtronic.

ARTICLE 9
COVENANTS AND AGREEMENTS

          9.1.     Transfers. Except as expressly provided in this Agreement, Medtronic agrees that, during the Call Option Term and Put Option Term, neither it nor VidaMed or any of their respective Affiliates shall sell, assign, give, pledge, hypothecate, or otherwise transfer, dispose of, or convey an interest in any Transferred Prostiva Assets except (a) to Urologix under the License Agreement, the Asset Purchase Agreement or the Transition Services and Supply Agreement, (b) as permitted under the License Agreement, (c) pursuant to Urologix’s exercise of the Call Option or Medtronic’s exercise of the Put Option, or (d) for licenses or covenants granting rights in the Patents included in the Transferred Prostiva Assets outside the Field of Use. In addition, during the Put Option Term and the Call Option Term, VidaMed shall not issue or record the transfer of any VidaMed Common Stock or other VidaMed Securities to any person or entity without the prior written consent of Urologix.

          9.2.     Legend. Medtronic and VidaMed agree that, during the Call Option Term and the Put Option Term, each certificate or other instrument representing issued and outstanding VidaMed Securities shall have imprinted thereto (in addition to any legend required under applicable securities laws):

“The securities and rights represented hereby are subject to an option as set forth in an Acquisition Option Agreement dated ___________, 2011, which agreement is on file at the office of the corporation.”

Medtronic consents to VidaMed making a notation on its records and giving stop transfer or similar instructions to any transfer agent of VidaMed Securities to comply with this covenant, if applicable.

          9.3.     Confidentiality. Pursuant to Section 7.3.2 of the License Agreement, Medtronic’s and Urologix’s respective obligations with respect to Confidential Information shall continue until the date that is two (2) years after the Acquisition Closing, except with respect to any items of Confidential Information that no longer retain the characteristics of Confidential Information during such period. Notwithstanding the foregoing, Urologix’s obligations with respect to Confidential Information related to the Prostiva Business shall terminate on the Acquisition Closing Date. In addition, Medtronic’s obligations under Section 7.6 of the License Agreement shall survive the Acquisition Closing until the date that is two (2) years after the Acquisition Closing.

ARTICLE 10
INDEMNIFICATION

10.1. Indemnification After the Effective Date.

          (a)          By Urologix. After the Effective Date, Urologix shall indemnify Medtronic, and any other Medtronic Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of the breach by Urologix of any representation or warranty made under this Agreement made as of the Effective Date, or the material breach of a covenant under this Agreement.

          (b)          By Medtronic. After the Effective Date, Medtronic shall indemnify Urologix, and any other Urologix Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of the breach by Medtronic of the Signing Representations and Warranties, or the material breach of a covenant under this Agreement.

          (c)          Indemnification as Sole Remedy for Third Party Claims. Other than the equitable relief described in Section 11.12 hereof, indemnification pursuant to this Section 10.1 shall be a party’s sole remedy for Third Party Claims arising hereunder.

          (d)          Contribution. With respect to any Third Party Claim for which both parties have an obligation to indemnify the other pursuant to this Section 10.1, the provisions set forth in Section 8.3 of the License Agreement (Contribution) shall be incorporated herein by reference and shall apply.

          (e)          Procedure for Indemnification. The procedures for indemnification set forth in Section 8.4 of the License Agreement (Procedure of Indemnification) shall be incorporated herein by reference and shall apply to any indemnification claims under this Article 10.1.

          (f)          Exclusions / Liabilities. All claims arising under Section 10.1 of this Agreement, including but not limited to, direct claims and indemnification for Third Party Claims, are subject to the exclusions and limitations set forth in Section 8.6 of the License Agreement (including all subsections thereof) and shall be incorporated herein by reference, except as specifically set forth as follows:

             (i)          the Signing Representations and Warranties hereunder shall be treated the same as Fundamental Representations under the License Agreement for the purpose of applying the exclusions and limitations set forth in Section 8.6 of the License Agreement;

             (ii)          in the event the Aggregate Cap set forth in Section 8.6.2 of the License Agreement is insufficient to cover Urologix’s claims for indemnification for a material breach of Section 9.1 of this Agreement, Urologix may recover additional amounts on account of such claims, up to a maximum amount equal to 100% of the payments actually received by Medtronic under the License Agreement and the Related Agreements, including any payments actually received by Medtronic from Urologix on the Acquisition Closing Date; and

             (iii)          the time limit for making any claim for a material breach of Section 9.1, Section 9.3 or Section 11.1 of this Agreement will commence on the Effective Date and will terminate at 11:59 p.m. Minnesota time on the Acquisition Closing Date, subject to Section 10.2(f)(v) hereof.

          10.2.     Indemnification After the Acquisition Closing Date.

           (a)          By Urologix. After the Acquisition Closing Date, Urologix shall indemnify Medtronic, and any other Medtronic Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of (i) the breach by Urologix of any representation or warranty under this Agreement made as of the Acquisition Closing Date, or the material breach of a covenant, under this Agreement, (ii) Urologix Sales occurring after the Acquisition Closing Date, (iii) any breach of or noncompliance by Urologix, its employees, agents or representatives in any respect with applicable laws or regulations with regard to Urologix Sales after the Acquisition Closing Date; (iv) any field action, recall or mandatory product change associated with Urologix Sales after the Acquisition Closing Date; and (v) the ownership of the VidaMed

Securities (excluding matters arising from or related to Medtronic’s ownership of the VidaMed Securities) and the operation of the Prostiva Business by Urologix from and after the Acquisition Closing Date.

           (b)          By Medtronic. After the Acquisition Closing Date, Medtronic shall indemnify Urologix, and any other Urologix Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of (i) the breach by Medtronic of any Closing Representations and Warranties made as of the Acquisition Closing, or the material breach of a covenant, under this Agreement, and (ii) ownership of the VidaMed Securities and the operation of the VidaMed entity (excluding the operation of the Prostiva Business by Urologix after the Effective Date) prior to the Acquisition Closing Date, including, without limitation, liabilities and obligations to Urologix for which Medtronic and VidaMed are jointly and severally liable under the Transaction Documents, whether such liabilities or obligations arise before, on or after the Acquisition Closing Date.

           (c)          Indemnification as Sole Remedy for Third Party Claims. Other than the equitable relief described in Section 11.12 hereof, indemnification pursuant to this Section 10.2 shall be a party’s sole remedy for Third Party Claims arising hereunder.

           (d)          Contribution. With respect to any Third Party Claim for which both parties have an obligation to indemnify the other pursuant to this Section 10.2, the provisions set forth in Section 8.3 of the License Agreement (Contribution) shall be incorporated herein by reference and shall apply.

           (e)          Procedure for Indemnification. The procedures for indemnification set forth in Section 8.4 of the License Agreement (Procedure of Indemnification) shall be incorporated herein by reference and shall apply to any indemnification claims under this Article 10.2.

           (f)          Exclusions / Liabilities. All claims arising under Section 10.2 of this Agreement, including but not limited to, direct claims and indemnification for Third Party Claims, are subject to the exclusions and limitations set forth in Section 8.6 of the License Agreement and shall be incorporated herein by reference, except as specifically set forth as follows:

              (i)          the Closing Representations and Warranties set forth in Sections 5.2(a), 5.2(b) and 5.2(c) hereof shall be treated the same as Fundamental Representations under the License Agreement for the purpose of applying the exclusions and limitations set forth in Section 8.6 of the License Agreement;

              (ii)          claims for a breach of the Closing Representations and Warranties set forth in Sections 5.2(d), 5.2(f) and 5.2(g) hereof shall be subject to the Aggregate Cap set forth in Section 8.6.2 of the License Agreement, but the time limit for making a claim for a breach of such Closing Representations and Warranties, will commence on the Effective Date and will terminate at 11:59 p.m.

Minnesota time on the date that is twelve months following the Acquisition Closing Date; and

              (iii)          in the event the Aggregate Cap set forth in Section 8.6.2 of the License Agreement is insufficient to cover Urologix’s claims for indemnification arising under Section 5.2(e) or Section 10.2(b)(ii) hereof (“VidaMed Claims”), Urologix may recover additional amounts on account of such claims, up to a maximum amount equal to 100% of the payments actually received by Medtronic under the License Agreement and the Related Agreements, including any payments actually received by Medtronic from Urologix on the Acquisition Closing Date;

              (iv)          the period in which Urologix may pursue VidaMed Claims will commence on the Effective Date and will terminate at 11:59 p.m. Minnesota time upon the date that is the later of (1) five years following the Effective Date, or (2) three years following the Acquisition Closing Date; and

              (v)          the time limit for making any claim for a material breach of Section 9.3 or Section 11.1 of this Agreement will commence on the Acquisition Closing Date and will survive for two years after the Acquisition Closing Date.

ARTICLE 11
OTHER PROVISIONS

          11.1.     Further Assurances. On or after the date hereof, including after the Acquisition Closing, upon request by any other party, Urologix, VidaMed, and Medtronic will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required or necessary in order to carry out the intent of this Agreement, including, without limitation, to permit Urologix or Medtronic to effect the exercise of the Call Option or the Put Option, respectively, hereunder and consummation of this Agreement (all on the terms and subject to the conditions set forth herein), for the transfer to Urologix of the Transferred Prostiva Assets, for the grant by Urologix of the Non-Field Retained License, or to otherwise carry out the purposes of this Agreement and the related transactions contemplated hereby.

          11.2.     Complete Agreement. The Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement, the Exhibits hereto, constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

          11.3.     Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, despite a failure of any condition to such party’s closing obligations to occur, shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by Medtronic and Urologix. Any amendment to this Agreement shall be in writing and signed by Medtronic and Urologix.

          11.4.     Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by fax (receipt confirmed) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic or VidaMed (prior to Acquisition Closing) to:

Medtronic, Inc.
World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604

with separate copies thereof addressed to:

Attention: Vice President, Corporate Development
Facsimile: (763) 505-2545

and to:

Attention: Senior Vice President, General Counsel and Secretary
Facsimile: (763) 572-5459

with separate copies thereof addressed to:

if to Urologix to:

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447
Attention: Greg Fluet
FAX (763) 475-1443

with copy to:

Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention:	Charles P. Moorse, Esq.
Barbara Rummel, Esq.
FAX (612) 371-3207

Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by fax) or on the day shown on the return receipt (if delivered by mail or delivery service).

          11.5.     Public Announcement. Neither Party will, and the Parties will not permit any of their respective Affiliates, representatives or advisors to, issue or cause the publication of any press release, or announcements to customers or vendors of such Party or other third parties, related to the transactions contemplated by this Agreement or any of the Related Agreements, without the prior written consent of the other Party, provided that either Party may issue a press release or make a filing required under the rules and regulations of the Securities and Exchange Commission as it deems necessary in its discretion so long as it provides the other Party an opportunity to review and comment on the proposed disclosure and seeks confidential treatment to the extent permitted by the SEC.

          11.6.     Expenses. Medtronic, VidaMed and Urologix shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

          11.7.     Governing Law. The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws.

          11.8.     Assignment; Change of Control. For purposes of this Section 11.8 only, Medtronic and VidaMed shall be collectively referred to as one Party, and Urologix shall be referred to as a Party. This Agreement will be binding upon and will inure to the benefit of each Party and each Party’s respective transferees, successors and assigns. Neither Party shall assign or transfer this Agreement to a third party without the prior written consent of the other Party as applicable. Notwithstanding the foregoing, neither Party shall be required to obtain the prior written consent of the other Party in the event of a Change in Control of such Party, provided that the acquiror(s) assumes the acquired Party’s obligations hereunder after such Change of Control. For the purposes of this paragraph, “Change in Control” means (a) a merger or consolidation of Urologix, on the one hand, or of Medtronic, Inc. or of Medtronic’s Neuromodulation Business Unit, on the other hand, (b) a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Urologix, on the one hand, or of Medtronic, Inc. or of Medtronic’s Neuromodulation Business Unit, on the other hand, or (c) the sale of all or substantially all of the assets of Urologix, on the one hand, or of Medtronic’s Neuromodulation Business Unit on the other hand. Any attempted assignment in contravention of this Section 11.8 will be null and void. Notwithstanding the foregoing, in no event shall Medtronic or VidaMed collectively assign or transfer this Agreement unless they also assign all rights and obligations under the Related Agreements and all rights and obligations associated with the Prostiva Assets, the Field License and the Thermal Scalpel License to such transferee, successor or assign in a manner that allows such person to have the full power and ability to consummate the transactions contemplated by this Agreement.

          11.9.     Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

          11.10.     Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          11.11.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

          11.12.     Equitable Relief. Notwithstanding anything herein to the contrary, nothing in this Agreement shall preclude either Party from seeking equitable relief, including permanent or provisional relief, including a temporary restraining order, preliminary injunction, permanent injunction, specific performance, interlocutory decree, preliminary receivership, or other equitable relief concerning a dispute in any court of competent jurisdiction. This Section 11.12 shall be specifically enforceable.

          IN WITNESS WHEREOF, each of the parties has caused this Acquisition Option Agreement to be executed in the manner appropriate for each, and to be dated as of the Effective Date.

UROLOGIX, INC.

/s/ Stryker Warren Jr.
By: Stryker Warren Jr.
Its: Chief Executive Officer

MEDTRONIC, INC.

/s/ Thomas M. Tefft

By: Thomas M. Tefft
Its: Senior Vice President & President,
Neuromodulation

MEDTRONIC VIDAMED, INC.

/s/ Thomas M. Tefft

By: Thomas M. Tefft
Its: President

[The following exhibits and schedules are omitted from the copy of this agreement as filed with the Securities and Exchange Commission, but will be furnished supplementally by Urologix, Inc. to the Commission upon request:

Exhibit A – Form of Non-Field Retained License
Exhibit B – Form of Assignment
Schedule A – Patents
Schedule B – Trademarks
Schedule C – Other Intellectual Property]